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                                                                 EXHIBIT 10(lxx)

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 17, 1999, is made and entered into between VIRAGEN, INC., a Delaware corporation (the "Company"), and THE ISOSCELES FUND and CEFEO INVESTMENTS LIMITED (the "Subscribers").

         WHEREAS, the Company and the Subscribers have entered into a Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Company has issued to the Subscribers an aggregate of $2,000,000 principal amount of Redeemable Convertible Notes and Warrants, which Notes and Warrants are convertible into or exercisable for common stock of the Company (the "Registerable Securities");

         WHEREAS, pursuant to the terms of, and in consideration for, the Subscribers' agreement to enter into the Purchase Agreement, the Company has agreed to provide the Subscribers with certain registration rights with respect to the Registrable Securities;

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement):

                                   ARTICLE I
                               REGISTRATION RIGHTS

Section 1.1. REGISTRATION STATEMENT.

         (a) FILING OF REGISTRATION STATEMENT. Subject to the terms and conditions of this Agreement, the Company shall file with the SEC within 20 days following the Initial Purchase Date a registration statement on Form S-3 under the Securities Act for the registration of the Registerable Securities for resale by the Subscribers to the public (each a "Registration Statement").

         (b) FAILURE TO FILE REGISTRATION STATEMENT. In the event that a Registration Statement is not filed within 20 days following each issuance of the Redeemable Convertible Notes (the "Purchase Date"), the Company will pay a penalty in cash pro rata to the Subscribers in the amount of two percent of the Penalty Amount (as defined below) and an additional penalty of two percent in cash at the end of each 30 day period thereafter until the Registration Statement is filed with the SEC (pro-rated for each period less than 30 days).

         (c) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC by no



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later than 90 days following the Purchase Date, if there are no comments from the SEC, and 105 days if there are comments from the SEC and to ensure that the Registration Statement remains in effect throughout the term of this Agreement as set forth in Section 11.2, subject to the terms and conditions of this Agreement; PROVIDED, HOWEVER, that if the Purchase Agreement shall be terminated in accordance with Section 4.2 thereof, the Company shall have no further obligation to cause the Registration Statement to become effective.

         (d) FAILURE TO HAVE REGISTRATION STATEMENT DECLARED EFFECTIVE. In the event that the Registration Statement is not effective within 90 days after the Purchase Date, if there are no comments from the SEC, and 105 days after the Purchase Date if there are comments from the SEC (the "Registration Period"), then the Company will pay a penalty pro rata to the Subscribers of two percent of the Penalty Amount in cash and an additional penalty of two percent of the Penalty Amount in cash at the end of each 30 day period thereafter (pro-rated for each period less than 30 days).

         (e) FAILURE TO MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT OR LISTING. In the event the Company fails to maintain the effectiveness of the Registration Statement (or the underlying prospectus) throughout the period set forth in Section 4.2, other than temporary suspensions as set forth in Section 2.1(i), and the Subscribers hold any Registrable Securities at any time during the period of such ineffectiveness (an "Ineffective Period") or the Company fails to maintain the listing of its Common Stock on NASDAQ, the Company shall pay a penalty pro rata to the Subscribers of two percent of the Penalty Amount in cash and an additional penalty of two percent of the Penalty Amount in cash at the end of each 30 day period thereafter (pro-rated for each period less than 30 days).

         (f) REDEMPTION UPON FAILURE TO MAINTAIN EFFECTIVENESS. At any time after 180 days following the Initial Purchase Date, provided that: (A) the Registration Statement is not yet effective; or (B) the Registration Statement ceases to be effective for 30 consecutive business days or a total of 60 business days during any 12 month period, the Subscribers will have the right to require the Company within 30 days of a written notice from a Subscriber to the Company to redeem all such Subscriber's Notes and Warrants and such Common Stock as has been received upon conversion or exercise for a cash price equal to the greater of: (A) "Parity" where Parity is defined as (A1) the number of shares that the Notes and Warrants can be converted into plus the number of Common Stock already so converted but not resold, multiplied by (A2) the high trade price of the Company's Common Stock on the date of such notice; or (B) the sum of (B1) 115% of the Penalty Amount (as defined below), and (B2) the amount of all other penalties outstanding up to the date of the notice.

         (g) LIQUIDATED DAMAGES. The parties hereto acknowledge and agree that the sums payable under Sections 1(d),(e) and (f) above shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement, (c) one of the reasons for the parties reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the




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question of actual damages, and (d) the parties are sophisticated business parties and have been represented by legal and financial counsel and negotiated this Agreement at arm's length.

         (h) THE PENALTY AMOUNT. The Penalty Amount shall be (a) with respect to any common stock converted from Notes, the principal amount of such converted Notes, plus (b) with respect to common stock received upon exercise of Warrants, the Closing Market Price relating to such Warrants and (c) the principal amount of any outstanding and unconverted Notes; provided that no common stock sold by such Subscriber shall be included in the Penalty Amount.

                                   ARTICLE II
                             REGISTRATION PROCEDURES

Section 2.1. FILINGS; INFORMATION. The Company will effect the registration and sale of the Registrable Securities in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this Agreement:

         (a) The Company shall (i) prepare and file with the SEC a Registration Statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of the Registrable Securities); (ii) use reasonable best efforts to cause such filed Registration Statement to become and remain effective (pursuant to Rule 415 under the Act or otherwise); (iii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the time periods prescribed by Section 1.1(b); and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the Subscribers set forth in the Registration Statement. The number of shares of Common Stock to be registered shall be sufficient to cover the Company's obligations under the Purchase Agreement and, in any case, shall be at least 10,844,661 shares of Common Stock with respect to sales by the Subscribers.

         (b) The Company shall file all necessary amendments to the Registration Statement in order to effectuate the purpose of this Agreement and the Purchase Agreement.

         (c) If so requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with the filing of the Registration Statement under the Securities Act for the offering on a continuous or delayed basis in the future of all of the Registrable Securities (a "Shelf Registration"), the Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders agree should be included therein, and
(ii) make all required filings of such prospectus





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supplement or post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 2.1(c)(ii) that would, in the opinion of counsel for the Company, violate applicable law.

         (d) In connection with the filing of a Shelf Registration, the Company shall enter into such agreements and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of the Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of the Registrable Securities and the underwriters, if any, with respect to the business of the Company (including with respect to businesses or assets acquired or to be acquired by the Company), and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm such representations and warranties if and when requested; (ii) if an underwriting agreement is entered into, the same shall contain indemnification provision and procedures no less favorable to the selling holders of the Registrable Securities and the underwriters, if any, than those set forth herein (or such other provisions and procedures acceptable to the holders of a majority in aggregate principal amount of Registrable Securities covered by the Registration Statement and the managing underwriters, if any); and (iii) deliver such documents and certificates as may be reasonably requested by the holders of a majority in aggregate principal amount of the Registrable Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of their representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

         (e) Five Business Days prior to filing the Registration Statement or prospectus, or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), the Company shall deliver to the Subscribers and one firm of counsel representing the Subscribers, in accordance with the notice provisions of Section 4.8, copies of the Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by such parties, and thereafter deliver to the Subscribers and their counsel, in accordance with the notice provisions of Section 4.8, copies of any correspondence with the SEC, and further deliver such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents or information as the Subscribers or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

         (f) The Company shall deliver, in accordance with the notice provisions of Section 4.8, to each seller of Registrable Securities covered by the Registration Statement such number of conformed copies of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by




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reference), such number of copies of the prospectus contained in the
Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus file under Rule 424 promulgated under the Securities Act relating to such seller's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities.

         (g) After the filing of the Registration Statement, the Company shall promptly notify the Subscribers of any stop order issued or threatened by the SEC in connection therewith and the resolution thereof and use its best efforts to prevent the entry of such stop order or to remove it if entered.

         (h) The Company shall (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Subscribers may reasonably (in light of their intended plan of distribution) request, and (ii) cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Subscribers to consummate the disposition of the Registrable Securities; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (h), subject itself to taxation in any such jurisdiction, or consent or subject itself to general service of process in any such jurisdiction.

         (i) The Company shall immediately notify the Subscribers upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for additional information, amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Subscribers any such supplement or amendment to the related prospectus and
(vi) the Effective Date of such Registration Statement (such notification to be made by facsimile) with a copy to any other parties set forth in Section 4.8 below.




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         (j) The Company shall enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities (whereupon the Subscribers may, at their option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Subscribers).

         (k) The Company shall make available to the Subscribers (and will deliver to Subscribers' counsel), subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or auditors and will also make available for inspection by the Subscribers and any attorney, accountant or other professional retained by the Subscribers (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with the Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Subscribers agree that information obtained by them solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Subscribers after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its affiliates unless and until such information is made generally available to the public. The Subscribers further agree that they will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

         (l) The Company shall deliver, in accordance with the notice provisions of Section 4.8, to the Subscribers a signed counterpart, addressed to each Subscriber, of (1) an opinion or opinions of counsel to the Company, and (2) to the extent required by law or reasonably necessary to effect a sale of Registrable Securities in accordance with prevailing business practices at the time of any sale of Registrable Securities pursuant to a Registration Statement, a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered




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by opinions or comfort letters, as the case may be, as the Subscribers therefor reasonably requests.

         (m) The Company shall otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

         (n) The Company shall appoint a transfer agent and registrar for all Registrable Securities covered by a Registration Statement not later than the effective date of the Registration Statement.

         (o) The Company may require the Subscribers to promptly furnish in writing to the Company such information as may be legally required in connection with the registration including, without limitation, all such information as may be requested by the SEC or the National Association of Securities Dealers. The Subscribers agree to provide such information requested in connection with the registration within ten business days after receiving such written request and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of the Registration Statement caused by the Subscribers' failure to timely provide such information.

         (p) The Company shall hold in confidence and not make any disclosure of information concerning the Subscribers provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities law, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Subscriber is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such investor prior to making such disclosure, and allow such Subscriber, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for,such information.

         (q) The Company shall ensure the continued quotation of the Registrable Securities on NASDAQ and the coverage of the Registrable Securities by at least two market makers.

         (r) The Company shall cooperate with the Subscribers and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Subscribers may reasonably request and register in such names as the managing underwriter or underwriters, if any, or the Subscribers may request, and the Company shall deliver to the transfer agent for the Registrable Securities (with copies to the Subscribers) an instruction in the form attached as Exhibit F to the Purchase Agreement in the period specified therein.


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         (s) The Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto without the consent of the holders of a majority-in-interest of the Registrable Securities.

         (t) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Subscibers of Registrable Securities pursuant to a Registration Statement.

Section 2.2. REGISTRATION EXPENSES. In connection with each Registration Statement, the Company shall pay all registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"), including, without limitation: (i) all registration, filing, securities exchange listing and fees required by the National Association of Securities Dealers,
(ii) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all word processing, duplicating, printing, messenger and delivery expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audits or comfort letters or costs associated with the delivery by independent certified public accountants of such special audit(s) or comfort letter(s) requested pursuant to Section 2.1(l) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with the registration, (viii) all reasonable fees and expenses of one firm of counsel for the Subscribers retained as the Subscribers' counsel with respect to the Registration Statement up to an amount of $5,000, unless a greater amount is required due the nature of the review performed by Subscribers' counsel (an estimate of such greater fees and expenses of such firm of counsel to be provided to the Company prior to the undertaking of such counsel's review), (ix) premiums and other costs of policies of insurance obtained at the discretion of the Company against liabilities arising out of any public offering of the Registrable Securities being registered, and (x) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting fees, discounts, transfer taxes or commissions, if any, attributable to the sale of Registrable Securities, which shall be payable by each holder of Registrable Securities pro rata on the basis of the number of Registrable Securities of each such holder that are included in a registration under this Agreement.

                                  ARTICLE III
                        INDEMNIFICATION AND CONTRIBUTION

Section 3.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Subscriber, its partners, affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the Subscriber within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling




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Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the Subscriber, its partners, affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person may become subject under the Securities Act or otherwise as incurred and, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by such Subscriber expressly for use therein, and shall reimburse each Subscriber, its partners, affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person for any legal and other expenses reasonably incurred by the Subscriber, its partners, affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the Company shall not be liable to a Subscriber to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Subscriber failed to send or deliver a copy of the final prospectus delivered by the Company to the Subscriber with or prior to the delivery of written confirmation of the sale by the Subscriber to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it.
Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Subscribers.

Section 3.2. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to
Section 3.1 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity against whom such indemnity may be sought (the "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; in the event an Indemnified Party shall fail to give such notice as provided in this Section 3.2 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section 3.1 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party otherwise than under Section
3.1. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the




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Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

Section 3.3. OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Article 3 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Article III shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

Section 3.4. CONTRIBUTION. If the indemnification provided for in this Article III is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the relevant Subscriber on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Subscriber in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Subscriber on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Subscribers agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.4, the Subscribers shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of each Subscriber were sold to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Subscriber has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE IV
                                  MISCELLANEOUS

Section 4.1. NO OUTSTANDING REGISTRATION RIGHTS. The Company represents and warrants to the Subscribers that there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction that would conflict or be inconsistent with any provision of this Agreement or the Purchase Agreement.

Section 4.2. TERM. The registration rights provided to the holders of Registrable Securities hereunder shall terminate at such time as all Purchased Shares (i) have been disposed of pursuant to the Registration Statement, (ii) have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Subscribers; PROVIDED, HOWEVER, that the registration rights shall not terminate sooner than two years following the Subscription Date. Notwithstanding the foregoing, paragraphs (d) and (e) of Section 1.1, Article III, Section 4.8, and Section 4.9 shall survive the termination of this Agreement.

Section 4.3. RULE 144. The Company covenants that it will file all reports required to be filed by it under the Act and the Exchange Act and that it will take such further action as holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Subscribers to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the

Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144. Upon the request of the Subscribers, the Company will deliver to the Subscribers a written statement as to whether it has complied with such requirements.

Section 4.4. CERTIFICATE. The Company will, at its expense, forthwith upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

Section 4.5. AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by both parties to this Agreement. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

Section 4.6. SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Subscribers may assign their rights under this Agreement to any subsequent holder or holders of the Registrable Securities, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder; provided further that such holder is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act. This Agreement, together with the Purchase Agreement the terms of the Notes and the Warrants sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

Section 4.7. SEPARABILITY In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

Section 4.8. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to Viragen, Inc.:

                Dennis W. Healey
                Chief Financial Officer
                Viragen, Inc.
                865 SW 78th Avenue, Suite 100
                Plantation, Florida 33324-3212
                Telephone: (954) 233-8746
                Facsimile: (954) 233-1416

         with a copy to (which communication shall not constitute notice):

                James Schneider, Esq.
                Atlas, Pearlman, Trop & Borkson
                200 East Las Olas Boulevard
                Suite 1900
                Fort Lauderdale, Florida  33301
                Telephone:  (954) 763-1200
                Facsimile:  (954) 766-7800

         If to The Isosceles Fund Limited:

                The Isosceles Fund Limited
                c/o Citco Fund Services Ltd.
                Bahamas Financial Centre, 3rd Floor
                Shirley & Charlotte Streets
                P.O. Box CB 13136
                Nassau, Bahamas
                Attention Ruth Beneby

                Telephone:  (242) 356-5928
                Facsimile:  (242) 356-0221

         with copies to (which communication shall not constitute notice):

                Mohammed Manzur
                c/o Manzur Associates Ltd.
                Witan Court, 270 Witan Gate West
                Milton Keynes, MK9 1EJ
                United Kingdom

                Telephone: + 44-1908-231-007
                Facsimile: + 44-1908-231-006

                Sara Hanks, Esq.
                Rogers & Wells LLP
                200 Park Avenue
                New York, NY 10166

                Telephone: (212) 878-8014
                Facsimile: (212) 878-8375

         If to Cefeo Investments Limited:

                Cefeo Investments Limited
                6901 Lugano
                Switzerland
                Attn: Mr. Rolf Marthaler
                Telephone: + 41-91-913-4560
                Facsimile: + 41-91-913-4502 (fax)

Either party hereto may from time to time change its address or facsimile number for notices under this Section 4.8 by giving at least ten days' prior written notice of such changed address or facsimile number to the other party hereto.

Section 4.9. GOVERNING LAW. This Agreement shall be construed under the laws of the State of New York.

Section 4.10. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

Section 4.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 4.12. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 4.13. REMEDIES. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                  VIRAGEN, INC.


                                  By:
                                     ----------------------------------------
                                     Dennis W. Healey
                                     Chief Financial Officer

                                  THE ISOSCELES FUND


                                  By:
                                     ----------------------------------------
                                     Name:
                                     Title:

                                  CEFEO INVESTMENTS LIMITED


                                  By:
                                     ----------------------------------------
                                     Name:
                                     Title: